UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 9, 2014
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 7.01:	REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On Septemeber 9, 2014, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the first quarter of fiscal year 2015. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.  Exhibit 99.10 is a copy of the slides furnished at the first quarter fiscal year 2015 earnings presentation.

Exhibit No.	Description

99.1           Press release dated September 9, 2014 titled “John Wiley & Sons, Inc. Reports First Quarter Fiscal Year 2015 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

99.10         Press release slideshow presentation (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:                                                                           Media Contact:
Brian Campbell, Investor Relations                                             Linda Dunbar, Media Relations
201.748.6874                                                                                    201.748.6390
brian.campbell@wiley.com                                                           ldunbar@wiley.com

John Wiley & Sons, Inc. Reports First Quarter Fiscal Year 2015 Results

•	Revenue of $438 million, up 4% over prior year on a constant currency basis
•	Journal subscription revenue of $169 million, up 1% on a constant currency basis
•	Adjusted EPS of $0.56, up 8% on a constant currency basis
•	Full year financial outlook reaffirmed

September 9, 2014 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and knowledge-enabled services that improve outcomes in research, professional practice, and education, today announced the following results for the first quarter of fiscal year 2015:

                                                                                                      % Change
$ millions	FY15*	FY14	Excluding FX	Including FX
Revenue	$438	$411	4%	7%
EPS
Adjusted	$0.56	$0.51	8%	10%
US GAAP	$0.56	$0.61	(10%)	(8%)

*Includes only one month of results for CrossKnowledge acquisition (reported on a two-month lag)

Please see the attached financial schedules for more detail

Management Commentary
“Wiley’s revenue growth in this quarter was fueled by double-digit growth rates across most of our Education portfolio, as well as contributions from our newly acquired Talent Solutions businesses.  In addition, our journal revenues continued to grow at low-single-digit rates, supported by growth in subscriptions and author funded access,” said Steve Smith, President and CEO.  “Our solutions businesses achieved important new milestones, with CrossKnowledge rising to #8 in worldwide market share for Learning Management Systems and Deltak signing its first UK university partnership in late August.”

Fiscal Year 2015 Outlook
Wiley is reaffirming its fiscal year 2015 outlook of mid-single-digit revenue growth and EPS in a range of $3.25 to $3.35, including a 10-cent per share dilutive earnings impact from recently acquired CrossKnowledge and Profiles International.

Financial Highlights
•
First quarter revenue grew 4% on a constant currency basis to $438 million due to strong organic growth in Education (+12%) and the contribution from recent acquisitions in Professional Development (+$9.6 million).  Including the impact of currency, revenue grew 7%.

•
Adjusted earnings per share (EPS) on a constant currency basis grew 8% to $0.56.  Adjusted EPS excludes certain one-time or unusual items in the prior year as further described in the attached reconciliation of US GAAP to Adjusted EPS. Adjusted EPS growth was due to revenue growth in Education and company-wide cost savings resulting from restructuring, partially offset by investments in technology and Education Services (Deltak) partnership programs. EPS on a US GAAP basis fell 8% primarily due to a large tax benefit in the year-ago period related to a UK corporate income tax rate reduction.

•	Share Repurchases: Wiley repurchased 200,492 shares this quarter at a cost of $12.2 million, an average of $60.72 per share.
•	Dividend: In June, the Board of Directors increased Wiley’s quarterly cash dividend by 16% to $0.29 per share on its Class A and Class B Common Stock. It was the 21st consecutive annual increase.

Revised Allocations of Shared Services and Administrative Costs
As part of Wiley’s restructuring and reorganization program, the Company consolidated certain decentralized business functions (Content Management, Vendor Procurement Services, Marketing Services, etc.) into global shared service functions. These newly centralized service groups enable significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The costs of these functions were previously reported as direct operating expenses in each business segment but are now reported within the shared service functions.  Prior year amounts have been revised to reflect the same reporting methodology.

Adjusted Results
The Company provides financial measures referred to as “adjusted” revenue, contribution to profit, and EPS, which exclude restructuring charges and deferred tax benefits related to a UK corporate income tax rate reduction.  Variances to adjusted revenue, contribution to profit, and EPS are on a constant currency basis unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Foreign Exchange (“FX”)
Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both currency translation effects and transactional gains and losses.

RESEARCH
•
Revenue:  First quarter revenue of $254.9 million was flat on a constant currency basis.  Growth in journal subscription revenue (+1%) and funded access (+54%) was offset by declines in other journal revenue (-1%), book sales (-8%), and other research revenue (-8%).

•
Calendar Year 2014 Journal Subscriptions:  At the end of July, calendar year 2014 journal subscriptions were up 1.5% on a constant currency basis, with 98% of targeted business closed for the 2014 calendar year.

•
Adjusted Contribution to Profit:  First quarter adjusted contribution to profit after allocated shared service and administrative costs of $69.7 million was flat on a constant currency basis, in line with the flat revenue trend.  Contribution to profit after allocated shared service and administrative costs on a US GAAP basis rose 6%.

•
Society Business:  Two new society journals were signed in the quarter with combined annual revenue of $0.3 million; seven were renewed with approximately $11.4 million in combined annual revenue; and four were not renewed, worth $2.3 million annually.

•
SimBioSys Acquisition:  In June 2014, Wiley announced the acquisition of SimBioSys Inc., a provider of scientific software tools that facilitate the drug discovery process.  SimBioSys is a pioneer in the field of computer-aided retrosynthetic analysis, where it supports chemists in the challenges of organic synthesis.  It was founded in 1996, privately held, and is based in Toronto, Canada.  Terms were not disclosed.

•
Journal Impact Index:  In July, Wiley announced a continued increase in the number of its journal titles indexed in the Thomson Reuters® 2013 Journal Citation Reports (JCR).  A total of 1,202 Wiley titles were indexed, up from 1,193 in the previous year report, with 27 Wiley journals achieving the top rank in their respective categories, compared to 25 in 2012.  The Thomson Reuters index is a barometer of journal influence and impact.

PROFESSIONAL DEVELOPMENT
•
Revenue:  First quarter revenue grew 9% on a constant currency basis to $92.3 million due to revenue from recent acquisitions, including a one-month contribution from CrossKnowledge (+$4.1 million) and a full quarter contribution from Profiles International (+$5.5 million).  Excluding the contributions from both acquisitions, revenue was down 3% from prior year as declines in book sales (-3%) exceeded growth in post-hire assessment (+16%) and online test preparation (+4%).   Financial results for the recently acquired CrossKnowledge subsidiary will be reported on a two-month delay pending implementation of reporting process improvements.

•
Adjusted Contribution to Profit:  First quarter adjusted contribution to profit after allocated shared service and administrative costs more than tripled to $7.8 million, principally due to savings from the company’s restructuring program.  Contribution to profit after allocated shared service and administrative costs on a US GAAP basis rose by $8.9 million to $7.6 million.

•
Assessment Program Launch:  Wiley, in collaboration with best-selling author Patrick Lencioni, has launched The Five Behaviors of a Cohesive Team™, an assessment-based facilitation tool and program designed to help professionals and their organizations build cohesive, effective teams.  Powered by Wiley’s Everything DiSC® assessment platform, The Five Behaviors of a Cohesive Team is showing strong momentum since its release in June.

•
CrossKnowledge Ranking:  In a recently released Bersin by Deloitte report entitled, “Global Market for Learning Management Systems 2014,” CrossKnowledge was ranked 8th in worldwide market share for Learning Management Systems, up from 12th a year ago.  Learning Management Systems (LMS) are defined as training technologies that enable companies to develop and share content, deliver instructional materials to employees, and administer formal training.  Bersin by Deloitte estimates that spending on LMS applications will grow 21% to more than $2.5 billion in 2014.

•	Alliance: Wiley has partnered with the Chinese Cultural University to distribute the CPAexcel® test preparation platform in China.

EDUCATION
•
Revenue:  First quarter revenue on a constant currency basis grew 12% to $90.7 million, due to growth in print textbooks (+8%), digital books (+36%), and custom products (+20%).  The favorable pace of growth was driven by a combination of earlier ordering patterns at US bookstores and new adoptions at US high schools.  Education Services (Deltak) revenue grew by 10%.

•
Adjusted Contribution to Profit:  First quarter adjusted contribution to profit after shared service and administrative costs grew 58% to $8.7 million, reflecting revenue growth and cost savings.   Contribution to profit after allocated shared service and administrative costs on a US GAAP basis grew 59% to $8.7 million.

•
Education Services:  As of July 31, 2014, Deltak had 36 university partners, compared to 33 in the prior year period.  During the quarter, the Company signed one new partner, a highly prestigious US university and the largest contract in its history.  Two expiring partnerships, totaling five programs, concluded during the quarter.  After the quarter closed, Deltak signed its first UK university partnership.  At quarter end, Deltak had 179 programs under contract (47 in development but not yet generating revenue) compared to 173 programs in the previous quarter (53 in development) and 129 programs in the prior year period (29 in development).  Note:  Wiley has revised previously reported Deltak program counts. The revised program count had no impact on current or previously reported financial results.  Please see the Company’s first quarter fiscal year 2015 10Q for the fiscal year 2014 revised program counts by quarter.

Earnings Conference Call
•	Scheduled for today, September 9, at 10:00 a.m. (EDT)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 427-9411 and enter the participant code 1380818#
•	International callers, please dial (719) 325-2329 and enter the participant code 1380818#
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.   In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE FIRST QUARTER ENDED
JULY 31, 2014 AND 2013
(in thousands, except per share amounts)

FIRST QUARTER ENDED JULY 31,

	2014			2013			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A-B)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$437,917	-	437,917	411,020	-	411,020	7%	4%

Costs and Expenses
Cost of Sales	124,053	-	124,053	119,791	-	119,791	4%	1%
Operating and Administrative	251,734	-	251,734	236,995	-	236,995	6%	4%
Restructuring (Credits) Charges (A)	(155)	155	-	7,755	(7,755)	-
Amortization of Intangibles	12,655	-	12,655	10,915	-	10,915	16%	12%

Total Costs and Expenses	388,287	155	388,442	375,456	(7,755)	367,701	3%	3%

Operating Income	49,630	(155)	49,475	35,564	7,755	43,319	40%	10%
Operating Margin	11.3%		11.3%	8.7%		10.5%

Interest Expense	(4,144)	-	(4,144)	(3,471)	-	(3,471)	19%	19%
Foreign Exchange Gain (Loss)	(165)	-	(165)	881	-	881	-119%	-5%
Interest Income and Other	310	-	310	1,138	-	1,138	-73%	-73%

Income Before Taxes	45,631	(155)	45,476	34,112	7,755	41,867	34%	7%

Provision (Benefit) for Income Taxes (A-B)	11,985	(24)	11,961	(1,821)	13,417	11,596	-758%	1%

Net Income	$33,646	(131)	33,515	35,933	(5,662)	30,271	-6%	9%

Earnings Per Share- Diluted (A-B)	$0.56	-	0.56	0.61	(0.10)	0.51	-8%	8%

Average Shares - Diluted	59,784	59,784	59,784	59,134	59,134	59,134

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE FIRST QUARTER ENDED
JULY 31, 2014 AND 2013

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

	First Quarter Ended
	July 31,
	2014	2013

US GAAP Earnings Per Share - Diluted	$0.56	$0.61
Adjusted to exclude the following:
Restructuring Charges (A)	-	(0.08)
Deferred Income Tax Benefit on UK Rate Change (B)	-	0.18

Adjusted Earnings Per Share - Diluted	$0.56	$0.51

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
(A)
RESTRUCTURING CHARGES: The adjusted results exclude restructuring (credits) charges related to the Company's Restructuring and Reinvestment Program of ($0.2 million) for fiscal year 2015 and $7.8 million, or $0.08 per share, for fiscal year 2014.

(B)
Deferred Income Tax Benefit on UK Rate Change: The adjusted results for the first quarter of fiscal year 2014 exclude deferred tax benefits of $10.6 million, or $0.18 per share, associated with tax legislation enacted in the United Kingdom that reduced the U.K. corporate income tax rates by 3%.  The benefits reflect the remeasurement of the Company's deferred tax balances to the new income tax rates of 21% effective April 1, 2014 and 20% effective April 1, 2015 and had no current cash tax impact.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE FIRST QUARTER ENDED
JULY 31, 2014 AND 2013
(in thousands)

FIRST QUARTER ENDED JULY 31,

	2014			2013			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$254,870	-	254,870	245,788	-	245,788	4%	0%
Professional Development	92,327	-	92,327	84,086	-	84,086	10%	9%
Education	90,720	-	90,720	81,146	-	81,146	12%	12%

Total	$437,917	-	437,917	411,020	-	411,020	7%	4%

Direct Contribution to Profit
Research	$113,851	(185)	113,666	110,007	1,971	111,978	3%	-2%
Professional Development	32,341	245	32,586	26,217	3,553	29,770	23%	8%
Education	28,152	51	28,203	24,146	48	24,194	17%	17%

Total	$174,344	111	174,455	160,370	5,572	165,942	9%	3%

Contribution to Profit (After Allocated Shared Services and Admin Costs)
Research	$69,851	(185)	69,666	65,749	1,971	67,720	6%	0%
Professional Development	7,598	245	7,843	(1,270)	3,553	2,283	-	239%
Education	8,671	51	8,722	5,466	48	5,514	59%	58%

Total	$86,120	111	86,231	69,945	5,572	75,517	23%	11%

Unallocated Shared Services and Admin. Costs	(36,490)	(266)	(36,756)	(34,381)	2,183	(32,198)	6%	12%

Operating Income	$49,630	(155)	49,475	35,564	7,755	43,319	40%	10%

Total Shared Services and Admin. Costs by Function
Distribution and Operational Services	$(24,060)	384	(23,676)	(25,448)	213	(25,235)	-5%	-9%
Technology and Content Management	(61,822)	(557)	(62,379)	(59,887)	-	(59,887)	3%	2%
Finance	(13,642)	(93)	(13,735)	(12,785)	-	(12,785)	7%	5%
Other Administration	(25,190)	-	(25,190)	(26,686)	1,970	(24,716)	-6%	0%
Total	$(124,714)	(266)	(124,980)	(124,806)	2,183	(122,623)	0%	0%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE FIRST QUARTER ENDED
JULY 31, 2014 AND 2013
(in thousands)

	First Quarter Ended
	July 31,
	2014	2013	% Change	% Change excl. FX
Research:
Direct Contribution to Profit	113,851	110,007	3%	0%
Restructuring (Credits) Charges (A)	(185)	1,971
Adjusted Direct Contribution to Profit	113,666	111,978	2%	-2%

Allocated Shared Services and Admin. Costs:
Distribution and Operational Services	(11,970)	(11,567)	3%	-2%
Technology and Content Management	(25,872)	(26,238)	-1%	-5%
Occupancy and Other	(6,158)	(6,453)	-5%	-8%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	69,666	67,720	3%	0%

Professional Development:
Direct Contribution to Profit	32,341	26,217	23%	22%
Restructuring Charges (A)	245	3,553
Adjusted Direct Contribution to Profit	32,586	29,770	9%	8%

Allocated Shared Services and Admin. Costs:
Distribution and Operational Services	(8,279)	(9,653)	-14%	-16%
Technology and Content Management	(10,844)	(13,069)	-17%	-18%
Occupancy and Other	(5,620)	(4,765)	18%	18%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	7,843	2,283	244%	239%

Education:
Direct Contribution to Profit	28,152	24,146	17%	17%
Restructuring Charges (A)	51	48
Adjusted Direct Contribution to Profit	28,203	24,194	17%	17%

Allocated Shared Services and Admin. Costs:
Distribution and Operational Services	(3,319)	(4,041)	-18%	-18%
Technology and Content Management	(12,987)	(11,637)	12%	12%
Occupancy and Other	(3,175)	(3,002)	6%	6%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	8,722	5,514	58%	58%

Total Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	86,231	75,517	14%	11%

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	(36,490)	(34,381)	6%	4%
Restructuring (Credits) Charges (A)	(266)	2,183
Adjusted Unallocated Shared Services and Admin. Costs	(36,756)	(32,198)	14%	12%

Adjusted Operating Income	49,475	43,319	14%	10%

	See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE by PRODUCT/SERVICE
FOR THE FIRST QUARTER ENDED
JULY 31, 2014 AND 2013
(in thousands)

	First Quarter
	Ended July 31,		% of	% Change
	2014	2013	Revenue	excl. FX

RESEARCH
Research Communication:
Journal Subscriptions	$168,823	160,220	66%	1%
Funded Access	5,429	3,334	2%	54%
Other Journal Revenue	26,462	25,560	10%	-1%
	200,714	189,114	79%	2%

Books and References:
Print Books	26,072	27,424	10%	-8%
Digital Books	9,256	9,569	4%	-7%
	35,328	36,993	14%	-8%

Other Research Revenue	18,828	19,681	7%	-8%

Total Revenue	$254,870	245,788	100%	0%

PROFESSIONAL DEVELOPMENT
Knowledge Services:
Print Books	$55,927	56,308	61%	-2%
Digital Books	10,499	11,657	11%	-11%
Online Test Preparation and Certification	2,949	2,846	3%	4%
Other Knowledge Service Revenue	5,776	6,688	6%	-14%
	75,151	77,499	81%	-4%

Talent Solutions:
Assessment	13,122	6,587	14%	99%
Online Learning and Training	4,054	-	4%
	17,176	6,587	19%	161%

Total Revenue	$92,327	84,086	100%	9%

EDUCATION
Books:
Print Textbooks	$44,535	41,372	49%	8%
Digital Books	5,704	4,200	6%	36%
	50,239	45,572	55%	10%

Custom Products	19,572	16,312	22%	20%

Course Workflow Solutions (WileyPLUS)	1,314	1,096	1%	20%

Education Services (Deltak)	16,236	14,700	18%	10%

Other Education Revenue	3,359	3,466	4%	-3%

Total Revenue	$90,720	81,146	100%	12%

Note: Segment Revenue Categorization
Wiley has modified its segment product revenue categories to reflect recent changes to the business, including acquisitions and restructuring. All prior periods have been revised to reflect the new categorization.

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	July 31,		April 30,
	2014	2013	2014

Current Assets
Cash & cash equivalents	$255,857	189,795	486,377
Accounts receivable	202,770	184,714	149,733
Inventories	74,608	81,005	75,495
Prepaid and other	68,526	48,901	78,057
Total Current Assets	601,761	504,415	789,662
Product Development Assets	71,755	74,925	82,940
Technology, Property and Equipment	195,270	189,725	188,718
Intangible Assets	1,037,749	942,004	984,661
Goodwill	1,031,527	831,176	903,665
Income Tax Deposits	65,729	53,515	64,037
Other Assets	65,245	60,524	63,682
Total Assets	3,069,036	2,656,284	3,077,365

Current Liabilities
Accounts and royalties payable	148,891	137,421	142,534
Deferred revenue	290,215	264,606	385,654
Accrued employment costs	73,074	66,648	118,503
Accrued income taxes	7,388	15,372	13,324
Accrued pension liability	4,655	4,365	4,671
Other accrued liabilities	58,944	44,796	64,901
Total Current Liabilities	583,167	533,208	729,587
Long-Term Debt	788,013	660,000	700,100
Accrued Pension Liability	161,847	201,622	164,634
Deferred Income Tax Liabilities	245,830	186,741	222,482
Other Long-Term Liabilities	81,838	78,486	78,314
Shareholders' Equity	1,208,341	996,227	1,182,248
Total Liabilities & Shareholders' Equity	$3,069,036	2,656,284	3,077,365

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Three Months Ended
	July 31,
	2014	2013
Operating Activities:
Net income	$33,646	35,933
Amortization of intangibles	12,655	10,915
Amortization of composition costs	10,094	11,198
Depreciation of technology, property and equipment	14,956	14,485
Restructuring (credits) charges	(155)	7,755
Deferred tax benefits on U.K. rate changes	-	(10,634)
Share-based compensation expense	3,289	3,347
Excess tax (benefits) charges from share-based compensation	(1,732)	153
Royalty advances	(24,649)	(25,115)
Earned royalty advances	32,145	34,200
Other non-cash charges and credits	13,653	11,457
Change in deferred revenue	(104,719)	(97,277)
Restructuring payments	(8,356)	(3,549)
Net change in operating assets and liabilities, excluding acquisitions	(83,054)	(49,544)
Cash Used for Operating Activities	(102,227)	(56,676)

Investments in organic growth:
Composition spending	(7,064)	(8,873)
Additions to technology, property and equipment	(13,964)	(13,795)

Free Cash Flow	(123,255)	(79,344)

Other Investing and Financing Activities:
Acquisitions, net of cash	(170,910)	(101)
Proceeds from sale of consumer publishing programs	1,100	-
Repayment of long-term debt	(219,033)	(135,500)
Borrowings of long-term debt	304,552	122,500
Change in book overdrafts	(13,206)	(23,634)
Cash dividends	(17,162)	(14,720)
Purchase of treasury shares	(12,173)	(14,592)
Proceeds from exercise of stock options and other	18,207	4,754
Excess tax benefits (charges) from share-based compensation	1,732	(153)
Cash Used for Investing and Financing Activities	(106,893)	(61,446)

Effects of Exchange Rate Changes on Cash	(372)	(3,555)

Decrease in Cash and Cash Equivalents for Period	$(230,520)	(144,345)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Composition spending	$(7,064)	(8,873)
Additions to technology, property and equipment	(13,964)	(13,795)
Acquisitions, net of cash	(170,910)	(101)
Proceeds from sale of consumer publishing programs	1,100	-
Cash Used for Investing Activities	$(190,838)	(22,769)

Financing Activities:
Cash Used for Investing and Financing Activities	$(106,893)	(61,446)
Excluding:
Acquisitions, net of cash	(170,910)	(101)
Proceeds from sale of consumer publishing programs	1,100	-
Cash Provided by (Used for) Financing Activities	$62,917	(61,345)

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: September 9, 2014